Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-214805) on Form S-3 and on Form S-1 on Form S-3 (No. 333-208540) of Genius Brands International, Inc. of our report dated March 31, 2017, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Genius Brands International, Inc. for the year ended December 31, 2016.

/s/ SQUAR MILNER LLP

Los Angeles, California

March 31, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Genius Brands International, Inc. on Form S-1 on Form S-3 (File No. 333-208540) and on Form S-3 (File No. 333-214805) and in this Annual Report on Form 10-K of Genius Brands International, Inc. for the year ended December 31, 2016 of our audit report dated March 30, 2016 relating to the financial statements and financial statement schedules for the year ended December 31, 2015.

/s/ Haynie & Company

Haynie & Company

Salt Lake City,

Utah March 31, 2017